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                                                                 Exhibit (11)(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 13, 2002, relating to the financial statements and financial highlights which appear in the October 31, 2002, Annual Reports to Shareholders of State Street Research Government Income Fund and State Street Research International Equity Fund (each a series of State Street Research Financial Trust), which are also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
February 27, 2003